                                                                 Exhibit 10.3


                             PURCHASE AND SALE AGREEMENT



                                      PURCHASER:

                             AETNA LIFE INSURANCE COMPANY
                                151 FARMINGTON AVENUE
                             HARTFORD, CONNECTICUT  06156


                                       SELLER:

                          AIRPORT SQUARE LIMITED PARTNERSHIP
                           C/O THE AIRPORT SQUARE COMPANIES
                              856 ELKRIDGE LANDING ROAD
                                 LINTHICUM, MARYLAND


                                      PROPERTY:

                                    AIRPORT SQUARE
                                 LINTHICUM, MARYLAND




                                 AS OF APRIL 1, 1998

                                  TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
1.   Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
     1.1  Description. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
     1.2  "As-Is" Purchase . . . . . . . . . . . . . . . . . . . . . . . . . .      3
     1.3  Agreement to Convey. . . . . . . . . . . . . . . . . . . . . . . . .      3

2.   Price and Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
     2.1  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
     2.2  Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
     2.3  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3

3.   Inspections and Approvals . . . . . . . . . . . . . . . . . . . . . . . .      4
     3.1  Inspections. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
     3.2  Title and Survey . . . . . . . . . . . . . . . . . . . . . . . . . .      4
     3.3  Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
     3.4  Purchaser's Right to Terminate . . . . . . . . . . . . . . . . . . .      5
     3.5  Tenant Estoppel Certificates . . . . . . . . . . . . . . . . . . . .      5

4.   Prior to Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
     4.1  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
     4.2  Operation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
     4.3  New Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
     4.4  New Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
     4.5  Other Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6

5.   Representations and Warranties. . . . . . . . . . . . . . . . . . . . . .      6
     5.1  By Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
     5.2  By Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
     5.3  Mutual . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7

6.   Costs and Prorations. . . . . . . . . . . . . . . . . . . . . . . . . . .      7
     6.1  Purchaser's Costs. . . . . . . . . . . . . . . . . . . . . . . . . .      7
     6.2  Seller's Costs . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
     6.3  Prorations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
     6.4  In General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
     6.5  Purpose and Intent . . . . . . . . . . . . . . . . . . . . . . . . .      9

7.   Damage, Destruction or Condemnation . . . . . . . . . . . . . . . . . . .     10
     7.1  Material Event . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
     7.2  Immaterial Event . . . . . . . . . . . . . . . . . . . . . . . . . .     10

8.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10


9.   Closing and Escrow. . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
     9.1    Escrow Instructions. . . . . . . . . . . . . . . . . . . . . . . .     11
     9.2      Seller's Deliveries. . . . . . . . . . . . . . . . . . . . . . .     11
     9.3    Purchaser's Deliveries . . . . . . . . . . . . . . . . . . . . . .     12
     9.4    Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
     9.5    Utility Service and Deposits . . . . . . . . . . . . . . . . . . .     13
     9.6    Notice Letters . . . . . . . . . . . . . . . . . . . . . . . . . .     13
     9.7    Post-Closing Collections . . . . . . . . . . . . . . . . . . . . .     13

10.  Default; Failure of Condition . . . . . . . . . . . . . . . . . . . . . .     13
     10.1   Purchaser Default. . . . . . . . . . . . . . . . . . . . . . . . .     13
     10.2   Seller Default . . . . . . . . . . . . . . . . . . . . . . . . . .     13

11.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
     11.1   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .     14
     11.2   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
     11.3   Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . .     14
     11.4   Assignability. . . . . . . . . . . . . . . . . . . . . . . . . . .     14
     11.5   Successors Bound . . . . . . . . . . . . . . . . . . . . . . . . .     14
     11.6   Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
     11.7   Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
     11.8   Certain Terms. . . . . . . . . . . . . . . . . . . . . . . . . . .     14
     11.9   No Partnership . . . . . . . . . . . . . . . . . . . . . . . . . .     15
     11.10  Time of Essence . . . . . . . . . . . . . . . . . . . . . .  . . .     15
     11.11  Counterparts. . . .  . . . . . . . . . . . . . . . . . . . . . . .     15
     11.12  Further Assurances. . . . .. . . . . . . . . . . . . . . . . . . .     15
     11.13  Like Kind Exchange. . . . .. . . . . . . . . . . . . . . . . . . .     15
     11.14  No Public Announcement. . . . .. . . . . . . . . . . . . . . . . .     15


                                   List of Exhibits


Exhibit 1.1.1  Legal Description
Exhibit 1.1.6  Schedule of Leases and Security Deposits
Exhibit 3.3    Schedule of Contracts
Exhibit 3.5    Form of Tenant Estoppel Certificate
Exhibit 5.1.4  Notices of Legal Violations Relating to Physical Condition
Exhibit 5.1.5  Litigation
Exhibit 5.1.6  Condemnation
Exhibit 5.1.7  Notices of Environmental Violations
Exhibit 5.1.8  Notices of Legal Violations Relating to Operations
Exhibit 6.2.5  Leasing and Similar Commissions
Exhibit 9.2.1  Form of Special or Limited Warranty Deed
Exhibit 9.2.2  Form of Bill of Sale
Exhibit 9.2.3  Form of Assignment and Assumption of Leases
Exhibit 9.2.4  Form of Assignment and Assumption of  Contracts
Exhibit 9.2.5  Form of Property Name Assignment
Exhibit 9.2.6  Form of Assignment of Warranties and Guarantees
Exhibit 9.2.8  Form of FIRPTA Certificate
Exhibit 9.6    Form of Notice to Utility Company
Exhibit 9.2.10 Form of Survey Affidavit

                             PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (as amended from time to time, this "Agreement") dated as of April 1, 1998 (the "Date of this Agreement"), is made by and between AIRPORT SQUARE LIMITED PARTNERSHIP, a Maryland limited partnership ("Borrower"), AIRPORT SQUARE II COMPANY, a Maryland general partnership ("Airport II"), AIRPORT SQUARE IV COMPANY, a Maryland general partnership ("Airport IV"), AIRPORT SQUARE V COMPANY, a Maryland general partnership ("Airport V"), AIRPORT SQUARE X COMPANY, a Maryland general partnership ("Airport X"), AIRPORT SQUARE XI COMPANY, a Maryland general partnership ("Airport XI"), AIRPORT SQUARE XIII COMPANY, a Maryland general partnership ("Airport XIII"), AIRPORT SQUARE XIV COMPANY, a Maryland general partnership ("Airport XIV"), AIRPORT SQUARE XIX COMPANY, a Maryland general partnership ("Airport XIX"), AIRPORT SQUARE XX COMPANY, a Maryland general partnership ("Airport XX"), TECH PARK BUILDING I, a Maryland general partnership ("Tech I"), TECH PARK BUILDING II, a Maryland general partnership ("Tech II") and TECH PARK BUILDING IV, a Maryland general partnership ("Tech IV") (all of such parties, collectively, "Seller" or "Sellers"), with an office c/o The Airport Square Companies, 856 Elkridge Landing Road, Linthicum, Maryland
21090, and AETNA LIFE INSURANCE COMPANY, a Connecticut corporation ("Purchaser"), with an office at 151 Farmington Avenue, Hartford, Connecticut 06156.

                                  R E C I T A L S :

     Purchaser, Seller and certain other persons are parties to that certain Master Restructuring Agreement (the "Restructuring Agreement") made as of July 1, 1993 pursuant to which certain debt obligations or obligations related to such debt of the Sellers and certain other parties owed to Purchaser were consolidated, amended and restated in a Consolidated, Amended and Restated Promissory Note in the stated principal amount of $60,207,694.80 executed by Borrower as Maker to the order of Seller (the "Note").

     Pursuant to Paragraph 9(a) of the Note, Borrower as Maker has given notice (the "Notice") to Purchaser of its intention to sell the Properties (as defined in Paragraph 11(b) of the Note), which are certain real and personal properties located in the 5th Election District, Anne Arundel County, Maryland (the "Properties"). Further pursuant to such Paragraph 9(a) of the Note, Purchaser in its capacity as Holder has elected in writing (the "Election") to purchase the Properties on the material terms and conditions of the proposed sale set forth in the Notice.

     Purchaser and Seller desire to more fully memorialize the terms and conditions of such transaction.

     NOW, THEREFORE, in consideration of the foregoing and the covenants, promises and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.        Property.

     1         Description.  Subject to the terms and conditions of this
Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Purchaser agrees to purchase and acquire, the following (collectively, the "Property"):

          .1        Fee simple title to certain land, and in the case of
     Airport II and Airport XI, a ground leasehold interest in certain land, located in the 5th Election District, Anne Arundel County, Maryland, more specifically described in Exhibit 1.1.1 attached hereto (collectively, the "Land");

          .2        The buildings, parking areas, improvements and fixtures now situated on the Land (the "Improvements");

          .3        All furniture, appliances, machinery, apparatus, equipment and other items of tangible personal property currently used in the operation, repair or maintenance of the Land or the Improvements and situated thereon (collectively, the "Personal Property"), subject, however, to depletions, replacements and additions in the ordinary course of business, and excluding (a) all intangible property of any of Sellers related to the Land or Improvements and not otherwise more specifically referred to herein, and (b) the equipment not owned by any of Sellers which is used in the maintenance and repair of the Property;

          .4        All property rights, easements, hereditaments and
     appurtenances belonging to or inuring to the benefit of Seller and pertaining to the Land and the Improvements, if any;

          .5        Any street or road abutting the Land, to the center lines
     thereof;

          .6        The leases and occupancy agreements (including those in
     effect on the date of this Agreement which are identified on the Schedule of Leases attached hereto as Exhibit 1.1.6 and any new leases entered into by Seller pursuant to Section 4.4) which as of the Closing (as hereinafter defined) affect all or any portion of the Land or the Improvements (collectively, the "Leases"), and any security deposits required under the terms of any such Leases;

          .7        Subject to Section 3.3, all contracts and agreements
     relating to the operation, repair or maintenance of the Land, the Improvements or the Personal Property the terms of which extend beyond midnight of the day preceding the date of Closing;

          .8        The names "Tech Park I", "Tech Park II" and "Tech Park IV", and any rights of Sellers in and to the names "Airport Square II", "Airport Square IV", "Airport Square V", "Airport Square X", "Airport Square XI", "Airport Square XIII", "Airport Square XIV", "Airport Square XIX" and "Airport Square XX", and the non-exclusive right to use, for a period not to exceed one (1) year, in common with others, the logos presently affixed to the Improvements;


          .9        Assignable warranties and guaranties issued in connection
     with the Improvements or the Personal Property;

          .10       All transferable consents, authorizations, variances,
     waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or the Improvements (collectively, the "Approvals");

          .11       All plans and specifications relating to the Improvements, and all keys relating to the Improvements; and

          .12       Any other property owned by any of Sellers which is located at and relates to the Land or Improvements.

     2         "As-Is" Purchase.  The Property is being sold in an "AS IS"
condition and "WITH ALL FAULTS" as of the Date of this Agreement and as of the Closing. Except as expressly set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any partner, officer, person, firm, agent or representative acting or purporting to act on behalf of Seller as to the Property.

     3         Agreement to Convey.  Seller agrees to convey, and Purchaser agrees to accept, title to the Land and the Improvements by special warranty deed, and title to the Personal Property by bill of sale with warranty as to the title but without warranty as to the condition of such personalty.

2.        Price and Payment.

     1         Purchase Price.  The purchase price for the Property (the
"Purchase Price") is SIXTY-NINE MILLION DOLLARS ($69,000,000.00) U.S.

     2         Payment.  Purchaser shall receive a credit against the Purchase
Price in amount equal to the portion of (i) the Net Sales Proceeds (as defined in Paragraph 5(c) of the Note, and calculated on the basis of the full Purchase Price), plus (ii) the amounts remaining in the escrow established pursuant to that certain Reserve Escrow Agreement dated as of July 1, 1993 by and among Purchaser, Borrower and Latimer & Buck, Inc., which is distributable to Purchaser as holder of the Note pursuant to the provisions of Paragraph 4(a) of the Note. Purchaser shall then receive a second credit against the Purchase Price in an amount equal to the difference between (i) Eight Hundred Thousand Dollars ($800,000) as the agreed upon "Agreed Value" (as such term is defined in Paragraph 5(e) of the Note) of the properties owned by D-H Land Holding Company, a Maryland general partnership ("D-H"), and by 900 Andover Road Company, a Maryland general partnership ("900 Andover"), respectively, which Borrower has elected to exclude from the within transaction as permitted (in consideration of a certain payment by Borrower, which payment shall be made by the provision of this credit) by Paragraph 9(b) of the Note, and (ii) the principal balance as of Closing of the Senior Mortgage Debt (as defined in Recital F of the Restructuring Agreement). The balance of the Purchase Price shall be payable in cash at Closing.

     3         Closing.  Subject to the terms of this Agreement, payment of the
Purchase Price and the closing hereunder ("Closing") will take place pursuant to an escrow closing on or before May 25, 1998, at the offices of Commonwealth Land Title Insurance Company, 31 Light Street, Suite 500, Baltimore, Maryland 21202 at 10:00 a.m. local time or at such other time and place as
     4
     may be agreed upon in writing by Seller and Purchaser (the aforesaid date, or such other agreed date, being referred to in this Agreement as the "Date of Closing").

3.        Inspections and Approvals.

     1         Inspections.  Seller agrees to allow Purchaser or Purchaser's agents or representatives reasonable access to the Property for purposes of any physical or environmental inspection of the Property and for review of the Leases, expenses, Sellers' records relating to any portion of the Property, and of other matters. Purchaser agrees that Purchaser or Purchaser's agents will not unreasonably interfere with the activity of tenants or any persons occupying or providing service at the Property. Purchaser shall give Seller reasonable prior notice of its intention to conduct any inspections, and Seller reserves the right to have a representative present. Sellers agree to cooperate fully to make the Property and their files and records available to Purchaser and its agents for inspection and review. Purchaser agrees to indemnify, defend and hold Seller free and harmless from any loss, injury or damage to the Property arising from Purchaser's entry thereon pursuant to this Section 3.1, or any claim, lien, cost or expense, including attorney's fees and costs, arising in connection with any such loss, injury or damage.

     2         Title and Survey.  Prior to or contemporaneously with
execution of this Agreement, Purchaser has ordered a commitment for title insurance on the Land, together with copies of all items shown as exceptions to title therein, from the Title Company, and, at Purchaser's election, a survey of the Land and Improvements satisfying the Minimum Detail Requirements jointly accepted by the ALTA and ACSM (the "Survey"). Purchaser shall have until the Approval Date (as defined in Section 3.4 hereof), to provide written notice (a "Title Notice") to Seller of any matters shown by the Title Commitment or the Survey which are not satisfactory to Purchaser. The parties shall then make such arrangements or take such steps as they shall mutually agree to satisfy Purchaser's objection(s); provided, however, that Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations or otherwise to cure or agree to cure any title or survey objections, and Seller shall not be deemed to have any obligation to cure unless Seller expressly undertakes such an obligation by a written notice to or written agreement with Purchaser given or entered into on or prior to the Approval Date in response to a Title Notice. Notwithstanding the foregoing, Seller shall not, without the consent of Purchaser, which consent shall not be unreasonably withheld or delayed, execute or record documents to create new title exceptions after the date of this Agreement, and Seller shall satisfy or bond off any mechanic's lien, judgment lien, other monetary lien or mortgage exceptions without the requirement of a Title Notice and further Seller agreement to do so. Purchaser's sole right with respect to any other Title Commitment or Survey matter to which it objects in a Title Notice given in a timely manner shall be to elect on or before the Approval Date to terminate this Agreement pursuant to Section 3.4. All other matters shown in the Title Commitment and/or Survey with respect to which Purchaser fails to give a Title Notice on or before the last date for so doing, or with respect to which a timely Title Notice is given but Seller fails to undertake an express obligation to cure as provided above, shall be deemed to be approved by Purchaser as "Permitted Encumbrances", subject, however, to Purchaser's termination right provided in
Section 3.4.

     3         Contracts.  Identified on Exhibit 3.3 attached hereto are all of the janitorial service, maintenance, supply, or other janitorial contracts relating to the operation of the Property (the "Service Contracts"). As of the Closing, Seller will terminate all of existing service, maintenance, supply and other contracts relating to the Property or its operation except those relating to provision of janitorial service. On or before the Approval Date, Purchaser shall notify Seller in writing if Purchaser elects not to assume at Closing any of the janitorial Service Contracts. If Purchaser does not exercise its right to terminate this Agreement on or before the Approval Date, Seller shall terminate such disapproved janitorial contract(s) as of the Closing.

     4         Purchaser's Right to Terminate.  If, as a result of its various investigations, Purchaser determines that the Property is not a suitable investment for its purposes, Purchaser shall have the right by giving Seller written notice (the "Termination Notice") on or before May 8, 1998 (the "Approval Date"), to terminate its obligation to purchase the Property. If the Termination Notice is given, neither party shall have any further liability hereunder.

     5         Tenant Estoppel Certificates.  During the period prior to the
Approval Date, Seller shall provide a standard rent roll, access to tenant leases, and addresses of tenants so that Purchaser can prepare for Seller to deliver to and request execution by the Designated Tenants (as hereinafter defined) of the Improvements tenant estoppel certificates in the form of
Exhibit 3.5 attached hereto. "Designated Tenants" shall be those tenants whose Leases demise premises equal to or greater than 7,500 square feet, exclusive of leases to the United States government or agencies thereof. Purchaser acknowledges that Purchaser's only right with respect to the contents of tenant estoppel certificates received back from Designated Tenants, or the refusal of any such Designated Tenants to execute and return a tenant estoppel certificate, shall be to exercise its right to deliver a Termination Notice on or before the Approval Date pursuant to Section 3.4, and following such date, the receipt of further tenant estoppel certificates, or Purchaser's satisfaction with the contents thereof, shall neither be an obligation of Seller nor a condition to the obligations of Purchaser hereunder.

4.        Prior to Closing.

     Until Closing, Seller or its on-site property manager shall:

     1         Insurance.  Keep the Property insured to its full replacement cost against fire and other hazards covered by extended coverage endorsement and comprehensive public liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property.

     2         Operation.  Operate and maintain the Property in a first-class, businesslike manner and in accordance with Seller's past practices with respect to the Property, and make any and all repairs and replacements reasonably required to deliver the Property to Purchaser at closing in its present condition, normal wear and tear excepted.

     3         New Contracts.  Enter into only those third party contracts which are necessary to carry out its obligations under Section 4.2 and which shall be cancelable without penalty on thirty (30) days written notice. If Seller enters into any such contract, it shall promptly provide written notice thereof to Purchaser, and unless Purchaser, within seven (7) days thereafter, notifies Seller in writing of its intention to assume such contract, it shall be treated as a contract disapproved by Purchaser under Section 3.3.

     4         New Leases.  Not execute any new lease, or enter into any
amendment or modification of or accept the surrender or termination (except upon the expiration of its term) of any existing lease without first providing Purchaser with a copy of the relevant documentation and obtaining Purchaser's prior written consent.

     5         Other Sales.  Not sell, transfer, convey or encumber the Property or any portion thereof or interest therein except for any Leases entered into in conformity with the terms of this Agreement.

5.        Representations and Warranties.

     1         By Sellers.  Sellers represent and warrant to Purchaser that:

          .1        Sellers are general partnerships (in the case of Borrower, a limited partnership) duly organized, validly existing and in good standing under the laws of the State of Maryland, have duly authorized the execution and performance of this Agreement, and have the right, power and authority to enter into and perform this Agreement.

          .2        The execution and performance of this Agreement will not
     violate any material term of any Seller's partnership agreement.

          .3        No petition in bankruptcy (voluntary or otherwise),
     assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under Federal or State bankruptcy laws is pending against or contemplated by any of Sellers.

          .4        Except as is set forth in Exhibit 5.1.4, no Seller has
     received any written notice from any governmental authority having jurisdiction that any physical condition exists with respect to the Property which is in violation of any applicable law, ordinance or regulation and which remains uncured.

          .5        Except as is set forth in Exhibit 5.1.5, no Seller has
     received any written notice of the pendency of any litigation or proceeding affecting any Seller or the Property.

          .6        Except as is set forth in Exhibit 5.1.6, no Seller has
     received any written notice from any governmental authority having jurisdiction of any pending or threatened condemnation of all or any portion of the Property.

          .7        Except as is set forth in Exhibit 5.1.7 or in any of the
     environmental reports delivered to Purchaser, no Seller has received any written notice from a governmental authority having jurisdiction that any environmental condition exists on the Property which, under current law, requires remediation.

          .8        Except as is set forth in Exhibit 5.1.8, no Seller has
     received any written notice from any governmental authority that the operation of the Property is in violation of any applicable law, ordinance or regulation, including but not limited to those relating to licensing or permitting, which notice remains uncured.

          .9        To the best of their knowledge, the Rent Roll attached
     hereto as Exhibit 1.1.6 and the contracts listed on Exhibit 3.3 include all Leases and contracts in effect as of the date of this Agreement, and no Seller has intentionally withheld pages from or otherwise altered any copy of any such Lease or contract, and the copies of each such Lease and contract delivered to or made available to Purchaser are true, correct and complete copies of the originals thereof.

          .10       Sellers are not a "foreign persons" within the meaning of
     Section 1445 of the Internal Revenue Code.

          .11       The operating statements delivered to or made available to
     Purchaser are used and relied upon by Sellers in their accounting and reporting of the operational results of the Property.

          .12       No Seller has provided or will provide untrue or misleading information to Purchaser in connection with this transaction.

     2         By Purchaser.  Purchaser represents and warrants to Seller that:

          .1        Purchaser is a Connecticut corporation duly organized,
     validly existing and in good standing under the laws of such State, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of any of its constitutive documents.

     3         Mutual.  Each Seller and Purchaser represents to the others that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary except Legg Mason (whose compensation due for services rendered to Purchaser is the responsibility of Purchaser) and Preston Partners, Inc. (whose compensation due for services rendered to Seller is the responsibility of Seller) in connection with the Agreement or the sale of the Property. Sellers and Purchaser agree that each will indemnify, defend and hold the other free and harmless from the claims of any other broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented any Seller or Purchaser, respectively, or otherwise to be entitled to compensation in connection with this Agreement or in connection with the sale of the Property.

6.        Costs and Prorations.

     1         Purchaser's Costs.  Purchaser will pay the following costs of closing this transaction:

          .1        The fees and disbursements of its counsel, inspecting
     architect and engineer, if any;

          .2        One-half (1/2) of any title company closing charges or
     escrow fees;

          .3        One-half (1/2) of any real estate transfer, recordation,
     stamp or documentary tax(es) attributable to the transfer of the Property pursuant to this Agreement;

          .4        One-half (1/2) of any sales or use taxes relating to the
     transfer of personal property to Purchaser;

          .5        The cost of an ALTA owner's title insurance policy issued in connection with this transaction, whether pursuant to the Title Commitment or otherwise, including any additional premium charge(s) for endorsements and/or deletion(s) of exception items (unless Seller is obligated hereunder to delete such exception items) and any cancellation charge(s) imposed by any title company in the event a title insurance policy is not issued, unless caused by willful default of Seller hereunder;

          .6        The cost of any Survey;

          .7        Any recording fees (other than recording fees to be paid by
     Seller as provided in Section 6.2);

          .8        Compensation to Legg Mason to the extent any such
     compensation is payable pursuant to Purchaser's separate agreement with Legg Mason; and

          .9        Any other expense(s) incurred by Purchaser or its
     representative(s) in inspecting or evaluating the Property or closing this transaction.

     2         Seller's Costs.  Seller will pay:

          .1        The fees and disbursements of Seller's counsel;

          .2        One-half (1/2) of any title company closing charges or
     escrow fees;

          .3        One-half (1/2) of any real estate transfer, recordation,
     stamp or documentary tax(es) attributable to the transfer of the Property pursuant to this Agreement;

          .4        One-half (1/2) of any sales or use taxes relating to the
     transfer of personal property to Purchaser;

          .5        Subject to the provisions set forth on Exhibit 6.2.5
     attached hereto, all unpaid leasing commission, finders fees or other amounts payable under any brokerage, leasing or similar agreements relating to any portion of the Property to which any of Sellers is a party or by which any of Sellers is bound, including any agreements or arrangements with any individual or entity affiliated with or related to any of Sellers;

          .6        Any recording fees for any releases of liens or encumbrances on the Property which are required to be released prior to Closing; and

          .7        Compensation to Preston Partners, Inc. to the extent any
     such compensation is due to Preston Partners in connection with this transaction.

     3         Prorations.

          .1        Rents.  Rents and any other amounts payable by tenants shall be prorated as of the Date of Closing and adjusted against the Purchase Price on the basis of a schedule (the "Rent Schedule") which shall be prepared by Seller and delivered to Purchaser pursuant to Section 9.2.3. The Rent Schedule shall set forth the rent and other amounts paid, as well as rental and other payment delinquencies (excluding those for the then-current period) (the "Delinquencies"). Provided tenants who pay rent in arrears pursuant to the terms of their leases are not obligors with respect to Delinquencies, the parties agree to presume collection of their rent for the current rental period in calculating the rent proration. If any such tenant defaults in the payment of rent for which Seller was credited at Closing, the same shall be readjusted between Purchaser and Seller within sixty (60) days following Closing.

          .2        Taxes.  General real estate taxes, personal property taxes, special assessments (and installments thereof) and other governmental taxes, charges and assignments, general and special, relating to the Property (including Metropolitan District, Sanitary Commission charges, assessments, liens or encumbrances for sewer, water, drainage or other public improvements contemplated or commenced on or prior to the date hereof, or subsequent thereto) (collectively, "Taxes") and payable for the fiscal or tax year in which Closing occurs shall be prorated as of the Date of Closing and adjusted against the Purchase Price. If Closing occurs before the actual Taxes payable for such year are known, the proration of Taxes shall be upon the basis of Taxes payable for the immediately preceding tax or fiscal year; provided, however, that, if the Taxes payable during the tax or fiscal year in which Closing occurs are thereafter determined to be more or less than the Taxes payable during the preceding tax or fiscal year (after any appeal of the assessed valuation thereof is concluded), Seller and Purchaser promptly (but no later than thirty (30) days after the final invoices for such Taxes are issued by the applicable taxing authority(ies), except in the case of an ongoing tax protest) shall adjust the proration of Taxes, and Seller or Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment.

          .3        Operating Costs.  Utility charges and normally prorated
operating expenses (including charges passed through to and paid by tenants or concessionaires based upon the parties' best estimates thereof) actually paid or payable as of the Date of Closing shall be prorated as of the Date of Closing and adjusted against the Purchase Price; provided, however, that, within sixty
(60) days after the Date of Closing, Purchaser and Seller will make a further adjustment for such charges and expenses which may have been incurred prior to the Date of Closing, but not paid at that date.

     4         In General.  Any other costs or charges of closing this
transaction not specifically mentioned in this Agreement shall be paid and adjusted in accordance with local custom in Anne Arundel County, Maryland.

     5         Purpose and Intent.  Except as expressly provided herein, the purpose and intent as to the provisions of this Agreement relating to prorations, adjustments and apportionments are that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through midnight at the end of the day preceding the Closing and Purchaser shall bear all such expenses and receive all such income accruing thereafter. If the computation of the aforesaid prorations, adjustments and apportionments shows that a net amount is owed by Seller to Purchaser, such amount shall be credited against the Purchase Price payable at Closing. If such computation shows that a net amount is owed by Purchaser to Seller, such amount shall be paid by wire transfer to Seller by Purchaser at Closing in addition to the Purchase Price payable at Closing.

     6         Survival.  The provisions of this Section 6 shall survive
Closing. Each Seller and Purchaser agree to readjust following Closing the prorations and adjustments contemplated hereby upon the written request of the other accompanied by reasonable evidence of the basis for such readjustment.

7.        Damage, Destruction or Condemnation.

     1         Material Event.  If, prior to Closing, there is damage to, or destruction or taking under power of eminent domain of all or any portion of the Land or the Improvements, and the cost to restore same in the event of damage or destruction, or the diminution of value in the case of a taking, in Purchaser's reasonable opinion is equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000), Purchaser may elect to terminate this Agreement by giving written notice of its election to Seller within fourteen (14) days after receiving notice of such destruction or taking. If Purchaser does not give such written notice within such fourteen (14) day period, this transaction shall be consummated on the date and at the Purchase Price provided for in Section 2, and Seller will assign to Purchaser the proceeds of any insurance policy(ies) payable to Seller, or Seller's portion of any condemnation award, and, if an insured casualty, pay to Purchaser the amount of any deductible but not to exceed the amount of the loss, and shall diligently cooperate with Seller in the adjustment of such loss and collection of such insurance proceeds.

     2         Immaterial Event.  Except as provided in Section 7.1, Purchaser shall not have the right to terminate this Agreement in the event of any damage, destruction or taking under power of eminent domain. If, prior to Closing, there is damage to, or destruction or taking under power of eminent domain of any portion of the Property and Section 7.1 does not apply, this transaction shall be consummated on the date and at the Purchase Price provided for in
Section 2, and Seller will assign to Purchaser the proceeds of any insurance policy(ies) payable to Seller, or Seller's portion of any condemnation award, and, if an insured casualty, pay to Purchaser the amount of any deductible but not to exceed the amount of the loss, and shall diligently cooperate with Seller in the adjustment of such loss and collection of such insurance proceeds.

8. Notices. Any notice required or permitted to be given hereunder shall be deemed to be given when delivered by hand or one (1) business day after pickup by Emery Air Freight, Airborne, Federal Express or similar overnight express service or when delivered by facsimile transmission with written acknowledgment of receipt, in any case addressed to the parties at their respective addresses referenced below:

          If to Purchaser:    c/o Aetna Investment Group
                              151 Farmington Avenue, RT 11
                              Hartford, Connecticut  06156
                              Attention:  Michael Hussey
                              Phone: (860) 273-2230
                              Fax: (860) 273-1620

          With a copy to:     Hebb & Gitlin, A Professional Corporation
                              One State Street
                              Hartford, Connecticut  06103
                              Attention:  Garrett J. Delehanty, Jr.
                              Phone: (860) 240-2794
                              Fax: (860) 278-8968

          If to Seller:       c/o The Airport Square Companies
                              856 Elkridge Landing Road
                              Linthicum, Maryland 21090
                              Attention:  Fielding Lewis Wilson, Jr.
                              Phone:  (410) 691-5100
                              Fax: (410) 850-6291

          With a copy to:     Donald P. McPherson, III
                              Piper & Marbury L.L.P.
                              36 South Charles Street
                              Baltimore, Maryland 21201
                              Phone:  (410) 576-1742
                              Fax:  (410) 576-5050

or, in each case, to such other address as either party may from time to time designate by giving notice in writing to the other party. Telephone numbers are for informational purposes only. Effective notice will be deemed given only as provided above.

9.        Closing and Escrow.

     1         Escrow Instructions.  Upon execution of this Agreement, the parties shall deliver an executed counterpart of this Agreement to the Title Company to serve as the instructions to the Title Company as the escrow holder for consummation of the transaction contemplated herein. Seller and Purchaser agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that, in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall prevail.

     2         Seller's Deliveries.  Seller shall deliver either at the Closing or by making available at the Property, as appropriate, the following original documents, each executed and, if required, acknowledged:

          .1        A special or limited warranty deed to the Property, in the form attached hereto as Exhibit 9.2.1.

          .2        A bill of sale in the form attached hereto as Exhibit 9.2.2 conveying the Personal Property.

          .3        (i) The Leases that are in effect as of Closing, (ii) the
     Rent Schedule, (iii) a current listing of any tenant security deposits required under the Leases and prepaid rents held by Seller with respect to the Property, and (iv) an assignment of such Leases, deposits, and prepaid rents by way of an assignment and assumption agreement in the form attached hereto as Exhibit 9.2.3.

          .4        (i) Copies of all contracts relating to the Property which
     Purchaser has elected to assume, and (ii) an assignment of such contracts to Purchaser by way of an assignment and assumption agreement in the form attached hereto as Exhibit 9.2.4.

          .5        An assignment to Purchaser of Seller's right, title and
     interest, if any, in the names specified in Section 1.1.8 in the form attached hereto as Exhibit 9.2.5.

          .6        An assignment of all transferable warranties and guarantees then in effect, if any, with respect to the Improvements or the Personal Property, in the form attached hereto as Exhibit 9.2.6.

          .7        All books and records at the Property held by or for the
     account of Seller, including plans and specifications and lease applications, as available.

          .8        A certificate pursuant to the Foreign Investment and Real
     Property Tax Act in the form attached hereto as Exhibit 9.2.8.

          .9        Such evidence of authorization and/or incumbency as the
     Title Company shall require.

          .10       Such reasonable affidavits or other items as Title Company requires to cause the Title Company to delete the parties in possession and mechanic's lien standard exceptions (although the title policy may be subject to the rights of tenants under the leases as tenants only), and an affidavit in the form attached hereto as Exhibit 9.2.10.

          .11       Notices to tenants on a form furnished by Purchaser
     notifying each tenant of the transfer of the Property.

          .12       At Purchaser's expense, an ALTA owner's policy of title
     insurance, insuring Purchaser's title to the Landlord Improvements subject only to the Permitted Encumbrances, together with such endorsements as Purchaser reasonably shall require.

          .13       Such other matters as Purchaser or the Title Company shall reasonably require.

     3         Purchaser's Deliveries.  At the Closing, Purchaser shall (i) pay
Seller the Purchase Price, and (ii) execute and deliver to Seller the agreements referred to in Sections 9.2.3(iii) and 9.2.4(ii).

     4         Possession.  Purchaser shall be entitled to possession of the
Property upon conclusion of the Closing, and Seller shall terminate all on-site responsibilities of any property manager as of the Closing.

     5         Utility Service and Deposits.   Seller shall be entitled to the
return of any deposit(s) posted by it with any utility company, and shall notify each utility company serving the Property to terminate Seller's account, effective at noon on the Date of Closing, such notice to be in the form of
Exhibit 9.6 attached hereto.

     6         Notice Letters.  At Closing, Seller shall provide to Purchaser copies of letters to contractors and utility companies serving the Property, advising them of the sale of the Property to Purchaser and directing to Purchaser at the address specified by Purchaser all bills for the services provided to the Property on and after the Date of Closing.

     7         Post-Closing Collections.  Purchaser shall use its commercially reasonable efforts during the six (6) month period immediately following the Date of Closing to collect Delinquencies. Amounts collected from tenants which, as of the Date of Closing, were obligors with respect to Delinquencies shall be applied first to satisfy Delinquencies to an aggregate amount not to exceed $10,000, second to satisfy such tenants' obligation for the payment period during which collection occurred, third to satisfy any other payment obligations of such tenant to Purchaser and the balance to satisfy any remaining Delinquencies. Amounts collected and applicable to satisfy Delinquencies shall be paid promptly to Seller. At the end of the six (6) month period following the Date of Closing, Purchaser shall prepare and deliver to Seller a statement (the "Collection Statement") identifying all payments collected during such six
(6) months from tenants who were listed on the Rent Schedule prepared and delivered pursuant to Section 6.3 as obligors on Delinquencies. If any uncollected Delinquencies exist at such time, Purchaser hereby agrees to assign (and shall be deemed to have assigned) to Seller any and all rights afforded the obligee with respect thereto, whereupon Seller shall be entitled to take such steps as Seller in its sole and absolute discretion deems necessary or appropriate to collect such sums, excepting only the right to file suit or to dispossess any tenant still in possession of its further right to occupy the premises demised to it under the pertinent Lease. Such assignment shall be effective automatically, without the need for execution or delivery of any instrument of assignment. Upon request of Seller, however, Purchaser shall execute and deliver to Seller such instruments as Seller may reasonably request to confirm such assignment.

10.       Default; Failure of Condition.

     1         Purchaser Default.  If Purchaser shall become in breach of or default of its obligations to close under this Agreement and the breach or default continues beyond the expiration of the cure period, if any, provided in
Section 11.6, Seller may (i) seek to specifically enforce Purchaser's obligation to purchase the Property, or (ii) terminate this Agreement and seek such damages as may be available at law on account of Purchaser's breach and default.

     2         Seller Default.  Except as otherwise designated herein, if Seller defaults in the performance of any of its material obligations or breaches any covenants, representations or warranties under this Agreement, Purchaser may (i) seek to specifically enforce Seller's obligations to convey the Property; or
(ii) terminate this Agreement and seek such damages as may be available at law on account of Seller's breach and default.

11.       Miscellaneous.

     1         Entire Agreement.  This Agreement, together with the Exhibits attached hereto, all of which are incorporated herein by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

     2         Severability.  If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     3         Applicable Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland.

     4         Assignability.  Purchaser may by written notice to Seller assign this Agreement. The Purchaser herein named and any such assignee shall be jointly and severally liable for all such obligations and liabilities. Any assignee shall be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the assignee were the original signatory hereto.

     5         Successors Bound.  This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and permitted assigns.

     6         Breach.  Should either party be in breach of or default under or otherwise fail to comply with any of the terms of this Agreement, except as otherwise provided in this Agreement, the complying party shall have the option to cancel this Agreement upon ten (10) days written notice to the other party of the alleged breach and failure by such other party to cure such breach within such ten (10) day period. The non-defaulting party shall promptly notify the defaulting party in writing of any alleged default upon obtaining knowledge thereof. The Date of Closing shall be extended to the extent necessary to afford the defaulting party the full ten-day period within which to cure such default; that, if the Date of Closing shall have been once extended as a result of default by a party, such party shall be not be entitled to any further notice or cure rights with respect to that or any other default.

     7         Captions.  The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of it provisions.

     8         Certain Terms.  As used in this Agreement, unless the context requires otherwise, (i) the words "herein," "hereof," hereunder," "hereinafter" and "hereto" and words of similar import shall be deemed to refer to this Agreement as a whole and not to any particular Section, paragraph, Recital, Exhibit or Schedule, and (ii) the words "include" and "including" shall be deemed to be followed by the words "without limitation." Each reference in this Agreement to any gender shall be deemed also to refer to any other gender, and the use in this Agreement of the singular shall be deemed also to include the plural and vice versa, unless the context requires otherwise. As used in this Agreement, the term "person" means and refers to any and all natural persons, sole proprietorships, partnerships, joint ventures, associations, trusts, estates, business trusts, limited liability companies, corporations (non-profit or otherwise), financial institutions, governments (and agencies, instrumentalities and political subdivisions thereof), and other entities, authorities and organizations of every type.

     9         No Partnership. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.

     10        Time of Essence. Time is of the essence for all purposes of this
Agreement.

     11        Counterparts.  This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

     12        Further Assurances.  Each of Purchaser and Seller agree to execute any and all documents and perform any and all acts reasonably necessary to consummate this transaction in accordance with the terms hereof; provided, however, that no such document or performance shall be required if it increases the obligation or liability of the party of whom it is requested beyond its obligations or liability otherwise set forth herein.

     13        Like Kind Exchange.  By written notice not later than five (5)
business days before Closing, Seller may elect to structure this transaction as part of a tax deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986. In such event, Purchaser shall execute any documents, the forms of which Seller shall deliver to Purchaser with such notice, reasonably required in connection with the exchange provided that Purchaser shall incur no cost and no liability in connection with such exchange.

     14        No Public Announcement.  Subject to the right of Seller or
Purchaser to make any announcement required of it by law, Seller and Purchaser agree not to make any public announcement of the material terms of this Agreement. This Section 11.14 shall survive Closing.


         [Remainder of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement as of the date set forth above.

     SELLERS:                 AIRPORT SQUARE LIMITED PARTNERSHIP

                              By:  Airport Square Corporation
                                   --------------------------
                                   General Partner


                                   By: /s/ F.L. Wilson, Jr.
                                      -------------------------
                                   Printed name: F.L. Wilson, Jr.
                                   Its: President


                              AIRPORT SQUARE II COMPANY


                              By:  Airport Square Corporation
                                   ----------------------------
                                   General Partner


                                   By: /s/ F.L. Wilson, Jr.
                                       ------------------------
                                   Printed name: F.L. Wilson, Jr.
                                   Its: President



                              AIRPORT SQUARE IV COMPANY


                              By:  Airport Square Corporation
                                   ---------------------------
                                   General Partner


                                   By: /s/ F.L. Wilson, Jr.
                                       --------------------------
                                   Printed name: F.L. Wilson, Jr.
                                   Its: President

                              AIRPORT SQUARE V COMPANY


                              By:  Airport Square Corporation
                                  ----------------------------
                                   General Partner


                                   By: /s/ F.L. Wilson, Jr.
                                       -------------------------
                                   Printed name: F.L. Wilson, Jr.
                                   Its: President


                              AIRPORT SQUARE X COMPANY


                              By:  Airport Square Corporation
                                   -----------------------------
                                   General Partner


                                   By: /s/ F.L. Wilson, Jr.
                                       ----------------------
                                   Printed name: F.L. Wilson, Jr.
                                   Its: President


                              AIRPORT SQUARE XI COMPANY


                              By:  Airport Square Corporation
                                   -----------------------------
                                   General Partner


                                   By: /s/ F.L. Wilson, Jr.
                                       ------------------------
                                   Printed name: F.L. Wilson, Jr.
                                   Its: President


                              AIRPORT SQUARE XIII COMPANY


                              By:  Airport Square Corporation
                                   ----------------------------
                                   General Partner


                                   By: /s/ F.L. Wilson, Jr.
                                       ------------------------
                                   Printed name: F.L. Wilson, Jr.





                                   Its: President

                              AIRPORT SQUARE XIV COMPANY


                              By:  Airport Square Corporation
                                   ----------------------------
                                   General Partner


                                   By: /s/ F.L. Wilson, Jr.
                                       ---------------------
                                   Printed name: F.L. Wilson, Jr.
                                   Its: President


                              AIRPORT SQUARE XIX COMPANY


                              By:  Airport Square Corporation
                                   ---------------------------
                                   General Partner


                                   By: /s/ F.L. Wilson, Jr.
                                      -----------------------------
                                   Printed name: F.L. Wilson, Jr.
                                   Its: President


                              AIRPORT SQUARE XX COMPANY


                              By:  Airport Square Corporation
                                   -----------------------------
                                   General Partner


                                   By: /s/ F.L. Wilson, Jr.
                                       -------------------------
                                   Printed name: F.L. Wilson, Jr.
                                   Its: President


                              TECH PARK BUILDING I


                              By:  Airport Square Corporation
                                   -----------------------------
                                   General Partner


                                   By: /s/ F.L. Wilson, Jr.
                                       ----------------------
                                   Printed name: F.L. Wilson, Jr.
                                   Its: President

                              TECH PARK BUILDING II


                              By:  Airport Square Corporation
                                   ---------------------------
                                   General Partner


                                   By: /s/ F.L. Wilson, Jr.
                                       ---------------------------
                                   Printed name: F.L. Wilson, Jr.
                                   Its: President


                              TECH PARK BUILDING IV


                              By:  Airport Square Corporation
                                   ----------------------------
                                   General Partner


                                   By: /s/ F.L. Wilson, Jr.
                                       --------------------------
                                   Printed name: F.L. Wilson, Jr.
                                   Its: President



     PURCHASER:               AETNA LIFE INSURANCE COMPANY


                              By: /s/ Peter Atwood
                                 --------------------------
                              Printed name: Peter Atwood
                              Its: President